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                                                                   Exhibit 10.49

Date



Dear

This will confirm on behalf of the Board and the Company, that in the event that within twelve (12) months following a Change of Control, as defined in the Company's 1991 Stock Option Plan, a copy of the definition being attached hereto, your employment is terminated without cause or you terminate your employment in the event your then responsibilities or conditions of employment, including base salary and principal location at which services are performed, are significantly changed, reduced or adversely effected, the Company will pay you, in full satisfaction of any and all claims which you may have against the Company, an amount equal to one year's base annual salary then being paid to you. Termination of employment by the Company shall be deemed to be without cause unless the termination results from conduct involving moral turpitude or a willful failure to continue to perform your pre-Change of Control duties, subject to the direction of post-Change of Control management.

This undertaking should not be construed by you as an employment contract but does constitute one of the conditions of your ongoing employment relationship with the Company.

If the foregoing is satisfactory, please indicate your consent below.

Sincerely



Ronald Feinstein
President/CEO


ACCEPTED BY:


____________________


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     (c.) Change in Control.  Notwithstanding any other provision of the Plan
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     and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Section 13 (d) and 14 (d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this Section 12 (c)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-third of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation of (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no "person" (as hereinafter defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by two-thirds of the Disinterested Directors prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event shall not constitute a Change of Control of the Company for any purpose of the Plan.

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